Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Offering Statement on Form 1-A of our report dated October 31, 2022, relating to the financial statements of The 3rdBevCo, Inc. as of December 31, 2021, and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 11, 2022